UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2024

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock	AL	New York Stock Exchange

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2024, Air Lease Corporation (the “Company”) entered into the Ninth Amendment and Extension Agreement (the “Ninth Amendment) to the Second Amended and Restated Credit Agreement which amended and extended its unsecured revolving credit facility, dated as of May 5, 2014, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (as previously amended and extended, and as further amended by the Ninth Amendment, the “Syndicated Unsecured Revolving Credit Facility”) whereby the Company, among other things, (i) extended the final maturity date from May 5, 2027 to May 5, 2028, and (ii) amended the total revolving commitments thereunder to approximately $7.8 billion across 52 financial institutions as of May 5, 2024. No incremental borrowings were made by the Company at the closing of the Ninth Amendment.

Borrowings under the Syndicated Unsecured Revolving Credit Facility accrue interest at the Adjusted Term SOFR Rate (as defined in the Syndicated Unsecured Revolving Credit Facility) plus a margin of 1.05% per year. The Syndicated Unsecured Revolving Credit Facility also has a 0.20% per year facility fee in respect of the total commitments under the facility. The pricing of this facility is subject to increase or decrease based on declines or improvements in the credit ratings for the Company’s debt.

Under the Syndicated Unsecured Revolving Credit Facility, lenders hold revolving commitments totaling approximately $7.5 billion that mature on May 5, 2028, commitments totaling $25.0 million that mature on May 5, 2027, commitments totaling $210.0 million that mature on May 5, 2026 and commitments totaling $25.0 million that mature on May 5, 2025. Some of the lenders party to the Syndicated Unsecured Revolving Credit Facility and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the complete text of the Ninth Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release announcing entry into the Ninth Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Ninth Amendment and Extension Agreement, dated April 29, 2024, to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014 among Air Lease Corporation, as Borrower, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Air Lease Corporation Press Release dated April 29, 2024.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: April 30, 2024

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and
Chief Financial Officer